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                                                                    EXHIBIT 99.1


[LOGO]



                                                           FOR IMMEDIATE RELEASE


                       SPANISH BROADCASTING SYSTEM REPORTS
                       RESULTS FOR THE FIRST QUARTER 2003

         - Results Exceed High-Ends of Previous First Quarter Guidance -

COCONUT GROVE, FLORIDA, May 13, 2003 - Spanish Broadcasting System, Inc. (the "Company" or "SBS") (NASDAQ: SBSA) today reported financial results for the three-month period ended March 31, 2003.

Reported net revenue for the quarter was $28.8 million compared to $28.9 million for the same quarter of the prior year. Pro forma net revenue for the quarter was $28.8 million compared to $26.4 million for the same quarter of the prior year, an increase of 9.1%. Pro forma net revenue excludes prior year's non-cash AOL barter revenue since the AOL agreement concluded in August 2002. SBS exceeded the high end of its previously announced guidance of pro forma net revenue growth of 7% to 8%. The increase in pro forma net revenue over prior year is mostly attributable to the net revenue growth in the Company's stations in the core markets of Los Angeles, Miami and New York.

Station operating income (formerly broadcast cash flow) for the quarter was $10.4 million compared to $11.0 million for the same quarter of the prior year, a decrease of 5.5%. Pro forma station operating income for the quarter was $10.7 million compared to $11.0 million for the same quarter of the prior year, a decrease of 2.7%. Pro forma station operating income excludes prior year's non-cash AOL barter results and the current quarter's non-cash programming expense related to the KXOL-FM warrant issuance. SBS exceeded the high end of its previously announced guidance of pro forma station operating income of $10.0 million to $10.3 million. The pro forma station operating income decrease over prior year is a result of the three new FM start-up stations in Chicago (WDEK, WKIE and WKIF) and two new FM start-up stations in Los Angeles (KZAB and KZBA) which combined had a negative station operating income impact of $(0.9) million for the quarter.

Corporate expenses for the quarter were $4.5 million compared to $2.9 million for the same quarter of the prior year, an increase of $1.6 million. The increase in corporate expense resulted mainly from an increase in legal and professional fees, as well as insurance costs, including directors and officers insurance.

Raul Alarcon, Jr., Chairman and CEO, commented, "We have once again exceeded our financial guidance, despite the difficult advertising environment in the first quarter. Our established stations continue to outperform their markets, highlighted by solid ratings, revenue and operating results for the first quarter. The investments we have made in research, programming and promotion continue to produce returns, as reflected in the Winter Arbitron ratings. Our Los Angeles stations are showing strong momentum, with year-over-year ratings growth of 14%, while our New York and Chicago stations continue to lead in their respective Hispanic markets. Looking ahead, our strong ratings bode well for our sales efforts as we seek to take full advantage of the recovering advertising market. As a leading radio operator to Spanish-speaking listeners in the nation's largest Hispanic markets, we are ideally positioned to continue to capitalize on the dynamic growth of our Spanish-language audience."




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                    Spanish Broadcasting System, Inc.                    Page 2

NON-GAAP FINANCIAL MEASURES

To provide greater comparability on our station operating performance, SBS' guidance was on a pro forma basis, which excluded the prior period non-cash AOL barter results and the current quarter's non-cash programming expense related to warrants issued under the terms of our Asset Purchase Agreement for KXOL-FM. Included below is a table that reconciles unaudited reported results, in accordance with Generally Accepted Accounting Principles (GAAP) to pro forma results, as well as a table that reconciles operating income from continuing operations to station operating income.


                                                       THREE MONTHS ENDED MARCH
                                                    -------------------------------         %            COMPANY'S
GAAP REPORTED RESULTS TO PRO FORMA RESULTS               2003            2002            CHANGE           GUIDANCE
                                                    ---------------  --------------    ------------     --------------
Reported net revenue                                    $   28.8       $   28.9               -0.3%
less: AOL barter revenue (1)                                  --            2.5
                                                        --------       --------
Pro forma net revenue                                   $   28.8       $   26.4                9.1%           7% - 8%
                                                        --------       --------

Reported station operating expenses                     $   18.4       $   17.9                2.8%
less: Non-cash  AOL barter expenses (1)                       --            2.5
less: Non-cash warrant expense (2)                           0.3             --
                                                        --------       --------
Pro forma station operating expenses                    $   18.1       $   15.4               17.5%
                                                        --------       --------

Station operating income (3) (formerly BCF)             $   10.4       $   11.0               -5.5%
                                                        --------       --------
   STATION OPERATING INCOME MARGIN %                         36%            38%
Pro forma station operating income (4)                  $   10.7       $   11.0               -2.7%      $10.0 - $10.3
                                                        --------       --------
   PRO FORMA STATION OPERATING INCOME MARGIN %               37%            42%

STATION OPERATING INCOME TO GAAP OPERATING INCOME
Station operating income (3)  (formerly BCF)            $   10.4       $   11.0               -5.5%
less: Corporate expenses                                $    4.5       $    2.9               55.2%
less: Depreciation & Amortization                       $    0.8       $    0.7               14.3%
                                                        --------       --------
Reported operating income from continuing operations    $    5.1       $    7.4              -31.1%
                                                        ========       ========


PRO FORMA SAME STATION RESULTS (5)
Reported net revenue                                    $   28.8       $   28.9               -0.3%
less: Non same station revenue                               0.3            0.3
less: AOL barter revenue (1)                                  --            2.5
                                                        --------       --------
Pro forma same station net revenue (5)                  $   28.5       $   26.1                9.2%
                                                        --------       --------

Reported station operating expenses                     $   18.4       $   17.9                2.8%
less: Non same station operating expenses                    1.7            0.8              112.5%
less: Non-cash warrant expense (2)                           0.3             --
less: Non-cash AOL barter expense (1)                         --            2.5
                                                        --------       --------
Pro forma same station operating expenses               $   16.4       $   14.6               12.3%
                                                        --------       --------

                                                        --------       --------
Pro forma same station operating income (5)             $   12.1       $   11.5                5.2%
                                                        --------       --------

---------------
(1) The Company's barter agreement with AOL Time Warner came to a conclusion in August 2002; therefore, pro forma operating results exclude prior revenue and expenses associated with the agreement due to their non-recurring and significant non-cash impact.

(2) The Company issued warrants related to the Asset Purchase Agreement for KXOL-FM valued at $0.3 million, which is included in station operating expenses.

(3) Station operating income is defined as GAAP net revenue less station operating expenses. Station operating income replaces broadcast cash flow
      (BCF) as the metric used by management to access the performance of its stations. Although it is calculated in the same manner as BCF, management believes that using the term "station operating income" provides a more accurate description of the performance measure.

(4) Pro forma station operating income is defined as pro forma net revenue less pro forma station operating expenses.

(5) Reflects results of stations operated during the periods on a comparable monthly basis, excluding the AOL barter agreement, warrant expense and Internet results.
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                    Spanish Broadcasting System, Inc.                    Page 3


Station operating income and same station results are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles. However, the Company believes that these measures are useful in evaluating its performance because they reflect a measure of performance for its radio stations before considering costs and expenses related to its specific corporate and capital structure. In addition, the Company believes same-station results provide a useful measure of performance because they present station operating income before the impact of any acquisitions or dispositions completed during the relevant periods, which allow it to measure only the performance of radio stations it owned and operated during the entire relevant periods. These measures are widely used in the broadcast industry to evaluate a radio company's operating performance and are used by management for internal budgeting purposes and to evaluate the performance of the Company's radio stations. However, these measures should not be considered in isolation or as substitutes for operating income, net income (loss), cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because station operating income and same station results are not calculated in accordance with generally accepted accounting principles, they are not necessarily comparable to similarly titled measures employed by other companies.

SECOND QUARTER 2003 OUTLOOK

To provide greater comparability on our station operating performance, SBS' guidance will be on a pro forma basis, which excludes all prior non-cash AOL barter results and any potential non-cash programming expense related to warrants that will be issued related to the Asset Purchase Agreement for KXOL-FM. For the three-month period ending June 30, 2003, SBS expects net revenue growth to be flat to slightly negative over the comparable prior year period. Broadcast cash flow for the three-month period ending June 30, 2003 is expected to be in the range of $14.0 million to $14.5 million. Second quarter capital expenditures are projected to be approximately $1.2 million. The Company's outlook for continuing operations for the second quarter ending June 30, 2003 includes revenue and expenses related to the new stations in Los Angeles and Chicago.

FIRST QUARTER 2003 CONFERENCE CALL

SBS will host a teleconference today at 2:00 p.m. ET to discuss today's announcement. To access the teleconference, please dial (785) 832-1508 ten minutes prior to the start time. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through May 20, 2003 that can be accessed by dialing (402) 220-2970. There will also be a live webcast of the conference call, located at www.spanishbroadcasting.com/webcasts.shtml. A 7-day archived replay of the webcast will also be available at that link.

ABOUT SPANISH BROADCASTING SYSTEM, INC.

Spanish Broadcasting System, Inc. is the largest Hispanic-controlled radio broadcasting company in the United States. SBS currently owns and/or operates 27 stations in seven of the top-ten U.S. Hispanic markets, including New York, Los Angeles, Miami, Chicago, San Francisco, San Antonio, and Puerto Rico. The Company also operates LaMusica.com, a bilingual Spanish-English Internet Web site providing content related to Latin music, entertainment, news and culture. The Company's corporate website is located at www.spanishbroadcasting.com.

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including general economic conditions, consumer spending levels, adverse weather conditions and other factors could cause actual results to differ materially from the Company's expectations.
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                    Spanish Broadcasting System, Inc.                    Page 4


                            (Financial Table Follows)

Contact:
Analysts and Investors                            Analysts, Investors or Media
----------------------                            ----------------------------
Joseph A. Garcia                                  Chris Plunkett
Executive Vice President, Chief                   Brainerd Communicators, Inc.
Financial Officer and Secretary                   (212) 986-6667
(305) 441-6901


                                      # # #


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                    Spanish Broadcasting System, Inc.                    Page 5



Below are the Unaudited Condensed Consolidated Statements of Operations and other information as of and for the three-month periods ended March 31, 2003 and 2002.

                 Condensed Consolidated Statements of Operations
                                   (unaudited)



                                                                     Three Months Ended March
                                                                    --------------------------
AMOUNTS IN THOUSANDS (EXCEPT PER SHARE DATA)                            2003            2002
                                                                     ---------       ---------
Net revenue from continuing operations                               $  28,807       $  28,903
Station operating expenses from continuing operations                   18,442          17,905
Corporate expenses                                                       4,489           2,862
Depreciation and amortization                                              743             732
                                                                     ---------       ---------
   Operating income from continuing operations                           5,133           7,404
Interest expense, net                                                    8,627           8,511
Other expense (income), net                                                (26)             --
                                                                     ---------       ---------
Loss from continuing operations before income taxes,
   discontinued operations and
   cumulative effect of a change in
   accounting principle                                                 (3,468)         (1,107)

Income tax (benefit) expense                                            (2,667)         54,063
                                                                     ---------       ---------
Loss from continuing operations before discontinued
   operations and cumulative effect of a change in
   accounting principle                                                   (801)        (55,170)
Loss from discontinued operations from KTCY-FM, net
   of tax                                                                   --             (17)
Cumulative effect of a change in accounting principle for
   intangible assets, net of tax                                            --         (45,288)
                                                                     ---------       ---------
   Net loss                                                          $    (801)      $(100,475)
                                                                     =========       =========

Net loss per common share before discontinued operations
   and cumulative effect of a change in accounting principle:
   Basic and Diluted                                                 $   (0.01)      $   (0.85)

Net income (loss) per common share for discontinued operations:
   Basic and Diluted                                                 $      --       $      --

Net loss per common share attributed to a cumulative effect
   of a change in accounting principle, net of tax:
   Basic and Diluted                                                 $      --       $   (0.70)
                                                                     ---------       ---------

Net loss per common share:
   Basic and Diluted                                                 $   (0.01)      $   (1.55)
                                                                     =========       =========

Weighted average common shares outstanding:
   Basic and Diluted                                                    64,682          64,661
                                                                     =========       =========






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                    Spanish Broadcasting System, Inc.                    Page 6




Selected Unaudited Balance Sheet Information and Other Data:





                                           Three Months Ended March
                                           ------------------------
                                              2003           2002
                                           ---------      ---------

Cash and cash equivalents                  $  65,078      $  48,738
                                           =========      =========

Current portion of long-term debt          $     213      $     295
9 5/8 Senior subordinated notes, net         324,415        323,415
Other long-term debt                           3,893          4,106
                                           ---------      ---------
  Total current and long-term debt           328,521        327,816

Total stockholder's equity                 $ 226,967      $ 216,723
                                           ---------      ---------

Total capitalization                       $ 555,488      $ 544,539
                                           =========      =========

Capital expenditures                       $   1,235      $   1,095
                                           =========      =========
Cash paid (received) for income taxes      $     187      $     (40)
                                           =========      =========